Exhibit 10.1

EXECUTION VERSION

OMNIBUS AMENDMENT NO. 2

THIS OMNIBUS AMENDMENT NO. 2, dated as of May 25, 2016 (this “Amendment”), to the Existing Credit Agreement and the Existing Guarantee and Security Agreement (capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in Article I) is among CARLYLE GMS FINANCE, INC., a Maryland corporation (the “Borrower”), the Lenders party hereto, SUNTRUST BANK (“SunTrust”), as existing administrative agent (the “Existing Administrative Agent”), existing collateral agent (the “Existing Collateral Agent”), existing issuing bank (the “Existing Issuing Bank”) and existing swingline lender (the “Existing Swingline Lender”) and HSBC BANK USA, N.A. (“HSBC”), as successor administrative agent (as successor to SunTrust, in such capacity, the “Successor Administrative Agent”), successor collateral agent (as successor to SunTrust, in such capacity, the “Successor Collateral Agent”) and successor swingline lender (as successor to SunTrust, in such capacity, the “Successor Swingline Lender”) under the Existing Credit Agreement and Existing Guarantee and Security Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Existing Administrative Agent are parties to the Senior Secured Revolving Credit Agreement, dated as of March 21, 2014 (as amended by the Omnibus Amendment No. 1 dated as of January 8, 2015, the “Existing Credit Agreement”; as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower, the Existing Administrative Agent and the Existing Collateral Agent are parties to the Guarantee and Security Agreement, dated as of March 21, 2014 (as amended by the Omnibus Amendment No. 1 dated as of January 8, 2015, the “Existing Guarantee and Security Agreement”; as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Guarantee and Security Agreement”);

WHEREAS, SunTrust hereby notifies the Lenders that is wishes to resign in its capacity as Administrative Agent, Issuing Bank, Swingline Lender and Collateral Agent, and each of the parties hereto hereby desire to appoint HSBC as the successor to SunTrust in all such capacities, other than as Issuing Bank, and HSBC desires to assume such obligations in accordance with the terms and conditions of the Credit Agreement, the Guarantee and Security Agreement and this Amendment.

WHEREAS, the Borrower has requested that the Lenders agree to amend the Existing Credit Agreement and the Existing Guarantee and Security Agreement and each Lender, the Successor Administrative Agent, the Successor Collateral Agent and the Successor Swingline Lender are willing, from and after the Amendment Effective Date, on the terms and subject to the conditions hereinafter set forth, to agree to the amendments set forth below and the other terms hereof;

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Amendment” is defined in the preamble.

“Amendment Effective Date” is defined in Article V.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Administrative Agent” is defined in the preamble.

“Existing Collateral Agent” is defined in the preamble.

“Existing Credit Agreement” is defined in the first recital.

“Existing Guarantee and Security Agreement” is defined in the second recital.

“Existing Issuing Bank” is defined in the preamble.

“Existing Swingline Lender” is defined in the preamble.

“Guarantee and Security Agreement” is defined in the second recital.

“HSBC” is defined in the preamble.

“Retiring Agent” is defined in Section 4.1.

“Successor Administrative Agent” is defined in the preamble.

“Successor Agent” is defined in Section 4.1.

“Successor Collateral Agent” is defined in the preamble.

“SunTrust” is defined in the preamble.

“UCC” is defined in Section 4.2(d).

SECTION 1.2. Other Definitions. Capitalized terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II

AMENDMENT TO EXISTING CREDIT AGREEMENT

Subject to the occurrence of the Amendment Effective Date (as hereinafter defined), the Existing Credit Agreement is amended in accordance with this Article II.

SECTION 2.1. All references to “SunTrust” in the Existing Credit Agreement are hereby deleted and replaced with “HSBC”.

SECTION 2.2. All references to “SunTrust Bank” in the Existing Credit Agreement are hereby deleted and replaced with “HSBC Bank USA, N.A.”.

SECTION 2.3. All references to “Atlanta, Georgia time” in the Existing Credit Agreement are hereby deleted and replaced with “New York City time”.

SECTION 2.4. Amendments to Section 1.01. Section 1.01 of the Existing Credit Agreement is hereby amended as follows:

(a) The definition of “Business Day” in Section 1.01 of the Existing Credit Agreement is amended by (x) deleting “Atlanta, Georgia” and (y) replacing it with “New York, New York”.

(b) The definition of “Commitment Termination Date” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Commitment Termination Date” means March 21, 2020.”.

(c) The definition of “Defaulting Lender” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Defaulting Lender” means subject to Section 2.19(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans or participations in Letters of Credit within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with the applicable default, if any, shall be specifically identified in detail in such writing) has not been satisfied or otherwise waived in accordance with this Agreement, or (ii) pay to the Administrative Agent, Issuing Bank, Swingline Lender or any Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in detail in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) Administrative Agent has received notification that such Lender has become, or has a direct or indirect parent company that is, (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (ii) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (iii) the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or instrumentality so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) upon such determination (and the Administrative Agent shall deliver written notice of such determination to the Borrower, the Issuing Bank and each Lender and the Swingline Lender).

(d) The definition of “Final Maturity Date” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Final Maturity Date” means March 21, 2021.”.

(e) The definition of “Issuing Bank” in Section 1.10 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Issuing Bank” means such bank or other entity, including its successors and assigns in such capacity as provided in Section 2.05(j), identified as the “Issuing Bank” in a written notice provided by the Borrower to the Administrative Agent and consented to by such proposed Issuing Bank, provided that (a) such bank or entity has executed a joinder to this Agreement in a form reasonably satisfactory to the Administrative Agent and (b) to the extent such bank or entity is not a Lender or an Affiliate of a Lender, the Administrative Agent shall have consented to such designation (such consent not to be unreasonably withheld, delayed or conditioned). In the case of any Letter of Credit to be issued in an Agreed Foreign Currency, the Issuing Bank may designate any of its affiliates as the “Issuing Bank” for purposes of such Letter of Credit. For the avoidance of doubt, to the extent an Issuing Bank has not been designated pursuant to this definition, the term “Issuing Bank” as used in this Agreement or any other Loan Document and any provision related thereto shall be of no force or effect and the Borrower shall have no right to request Letters of Credit under Section 2.05.”.

(f) The definition of “Maximum Commitment Increase Amount” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Maximum Commitment Increase Amount” means an amount equal to the sum of (a) the aggregate Commitments of the Lenders as of the Second Amendment Effective Date plus (b) the product of (i) $200,000,000 times (ii) 50%.”.

(g) The definition of “Multicurrency Commitment” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Multicurrency Commitment” means, with respect to each Multicurrency Lender, the commitment of such Multicurrency Lender to make Syndicated Loans, and to acquire participations in Letters of Credit and Swingline Loans, denominated in Dollars and in Agreed Foreign Currencies hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Multicurrency Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Multicurrency Commitment as of the Second Amendment Effective Date is set forth on Schedule 1.01(b), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency commitment, as applicable. The aggregate amount of the Lenders’ Multicurrency Commitments as of the Second Amendment Effective Date is $150,000,000.”.

(h) The definition of “Transactions” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder and the use of proceeds thereof.”.

(i) The definition of “SunTrust Bank” in Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety.

(j) The following defined terms are hereby added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical sequence:

““Agents” means the Administrative Agent and the Collateral Agent.”.

““Anti-Money Laundering Laws” means all laws of any jurisdiction applicable to the Borrower or its Subsidiaries concerning or relating to anti-money laundering and anti-terrorism financing, including, without limitation, the Currency and Financial Transactions Reporting Act of 1970, as amended by Title III of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986 and other legislation, which legislative framework is commonly referred to as the “Bank Secrecy Act”, and all rules and regulations implementing these laws, as any of the foregoing may be amended from time to time.”.

““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”.

““Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”.

““EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”.

““EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.”.

““EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”.

““EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.”.

““HSBC” means HSBC BANK USA, N.A.”.

““Second Amendment Effective Date” means May 25, 2016.”.

““Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”.

SECTION 2.5. Amendments to Section 2.01. Section 2.01 of the Existing Credit Agreement is hereby amended as follows:

(a) Section 2.01(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) each Dollar Lender severally agrees to make Syndicated Loans in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Dollar Credit Exposure exceeding such Lender’s Dollar Commitment, (ii) the aggregate Revolving Dollar Credit Exposure of all of the Dollar Lenders exceeding the aggregate Dollar Commitments, (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect or (iv) for so long as HSBC is a Dollar Lender the sum of HSBC’s Revolving Credit Exposure plus, without duplication, the total amount of HSBC’s outstanding Swingline Loans exceeding HSBC’s Commitments; and”

(b) Section 2.01(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) each Multicurrency Lender severally agrees to make Syndicated Loans in Dollars and in Agreed Foreign Currencies to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Multicurrency Credit Exposure exceeding such Lender’s Multicurrency Commitment, (ii) the aggregate Revolving Multicurrency Credit Exposure of all of the Multicurrency Lenders exceeding the aggregate Multicurrency Commitments, (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect or (iv) for so long as HSBC is a Multicurrency Lender, the sum of HSBC’s Revolving Credit Exposure plus, without duplication, the total amount of HSBC’s outstanding Swingline Loans exceeding HSBC’s Commitments.”

SECTION 2.6. Amendments to Section 2.04. Section 2.04(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans under each Commitment to the Borrower from time to time during the Availability Period in Dollars, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans of both Classes exceeding $20,000,000, (ii) the total Revolving Dollar Credit Exposures exceeding the aggregate Dollar Commitments, (iii) the total Revolving Multicurrency Credit Exposures exceeding the aggregate Multicurrency Commitments, (iv) the total Covered Debt Amount exceeding the Borrowing Base then in effect or (v) for so long as HSBC is the Swingline Lender, the sum of HSBC’s outstanding Swingline Loans (minus any participations in any such Swingline Loans purchased by other Lenders pursuant to Section 2.04(c)) plus its Revolving Credit Exposure exceeding its Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.”

SECTION 2.7. Amendments to Section 2.19. Section 2.19(a)(iii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated (effective no later than one (1) Business Day after the Administrative Agent has actual knowledge that such Lender has become a Defaulting Lender) among the Non-Defaulting Lenders in accordance with their respective Applicable Dollar Percentages and Applicable Multicurrency Percentages, as the case may be (in each case calculated without regard to such Defaulting Lender’s Commitment), but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 9.16, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.”

SECTION 2.8. Amendments to Section 3. Section 3 of the Existing Credit Agreement is hereby amended as follows:

(a) Amendments to Section 3.10. Section 3.10(d) of the Existing Credit Agreement is hereby amended by deleting “any extension of credit hereunder” and replacing it with “the Loans or Letters of Credit”.

(b) Amendments to Section 3.15. Section 3.15(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Neither the Borrower nor any of its Subsidiaries, and to the knowledge of the Borrower, any director or officer or any employee, agent, or affiliate of the Borrower or any of its Subsidiaries (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting

Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner that violates Section 2 of such executive order, (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order, (iv) is located in any country or territory to the extent that such country or territory itself, or such country’s or territory’s government, is the subject of any Sanction or (v) is the subject of any Sanctions.”.

(c) Section 3.15(c) of the Existing Credit Agreement is hereby amended by adding “or Letters of Credit” after “Loans” in both instances such word appears in Section 3.15(c).

(d) Amendments to Section 3.17. Section 3.17 of the Existing Credit Agreement is hereby amended by adding “or Letters of Credit” after “Loans”.

(e) The following new Sections 3.19 and 3.20 of the Existing Credit Agreement are added to the end of Section 3:

“SECTION 3.19. Anti-Money Laundering. None of the Borrower or its Subsidiaries has violated or is violating any Anti-Money Laundering Laws. The Borrower will not, directly or indirectly, use the proceeds of the Loans or Letters of Credit or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or, to the Borrower’s knowledge, any other Person, in any manner that would result in a violation of any Anti-Money Laundering Laws by any Person, including any Person participating in the Loans or Letters of Credit.”.

“SECTION 3.20. EEA Financial Institutions. No Obligor is an EEA Financial Institution.”.

SECTION 2.9. Amendments to Section 5.09. Section 5.09 of the Existing Credit Agreement is hereby amended by (i) adding “or Letters of Credit” after “Loans”, (ii) deleting “or” between “3.16” and “3.17” and replacing it with “,” and (iii) adding “or 3.19” after “3.17”.

SECTION 2.10. Amendments to Section 6.01. Section 6.01 of the Existing Credit Agreement is hereby amended as follows:

(a) Section 6.01(j) of the Existing Credit Agreement is hereby amended by deleting “and” at the end of such clause thereof.

(b) Section 6.01(k) of the Existing Credit Agreement is hereby amended by deleting “.” at the end of such clause and replacing it with “; and”.

(c) Section 6.01 of the Existing Credit Agreement is hereby amended by adding the following clause (l) at the end thereof:

“(l) Indebtedness secured by Liens under Section 6.02(j), as long as such Liens do not extend to any other property or asset of the Borrower or any of the Subsidiary Guarantors and such Indebtedness of the Borrower or Subsidiary Guarantors is only recourse to the uncalled capital commitments owed by investors to the Borrower (or to any amounts received in respect of such capital commitments).”.

SECTION 2.11. Amendments to Section 6.02. Section 6.02 of the Existing Credit Agreement is hereby amended as follows:

(a) Section 6.02(h) of the Existing Credit Agreement is hereby amended by deleting “and” at the end of such clause thereof.

(b) Section 6.02(i) of the Existing Credit Agreement is hereby amended by deleting “.” at the end of such clause and replacing it with “; and”.

(c) Section 6.02 of the Existing Credit Agreement is hereby amended by adding the following clause (j) after clause (i) thereof:

“(j) Liens on (i) any uncalled capital commitments owed by investors to the Borrower and (ii) any accounts into which amounts received in respect of such capital commitments are deposited (provided that such accounts shall only hold amounts received in respect of such capital commitments).”.

(d) Section 6.02 is hereby amended by adding the following paragraph at the end thereof:

“Notwithstanding anything to the contrary contained in this Agreement, the Guarantee and Security Agreement or any other Loan Document, any Obligor may maintain one or more accounts that will not be required to be subject to the control of the Collateral Agent or otherwise Delivered (as defined in the Existing Guarantee and Security Agreement) and which accounts may be subject to a Lien as permitted under Section 6.02(j); provided that (i) any such account shall only hold amounts received in respect of such capital commitments and (ii) any amounts in any such account shall not be included in the calculation of the Borrowing Base.”.

SECTION 2.12. Amendments to Section 6.10. Section 6.10 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.10. No Further Negative Pledge. The Borrower will not, and will not permit any other Obligors to, enter into any agreement, instrument, deed or lease which prohibits or limits in any material respect the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement, the other Loan Documents and documents with respect to Indebtedness permitted under Section 6.01(b) or (h); (b) covenants in documents creating Liens permitted by Section 6.02 (including covenants with respect to the Designated Indebtedness Obligations or Designated Indebtedness Holders under (and, in each case, as defined in) the Security Documents) prohibiting further Liens on the assets encumbered thereby; (c) any such agreement that imposes restrictions on the uncalled capital commitments owed by investors to the Borrower (or any account into which amounts received in respect of such capital commitments are deposited); (d) customary restrictions contained in leases not subject to a waiver; (e) any such agreement that imposes restrictions on investments or other interests in Financing Subsidiaries (but no other assets of any Obligor); and (f) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the “Secured Obligations” under and as defined in the Guarantee and Security Agreement and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Obligor to secure the Loans or any Hedging Agreement.”

SECTION 2.13. Amendments to Section 8.03. Section 8.03 of the Existing Credit Agreement is hereby amended as follows:

(a) Section 8.03 of the Existing Credit Agreement is hereby amended by deleting “the Administrative Agent” in the first sentence of such clause and replacing it with “the Agents”.

(b) Section 8.03(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agents are required to exercise in writing by the Required Lenders; provided, however, that the Agents shall not be required to take any action that, in their opinion or the opinion of their counsel, may expose the Agents to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay or that may effect a forfeiture, modification or termination of a property interest in violation of any applicable bankruptcy/insolvency laws and the Agents shall in all cases be fully justified in failing or refusing to act under this Agreement or any other Loan Document unless they first receive further assurances of their indemnification from the Lenders that the Agents reasonably believe they may require, including prepayment of any related expenses and any other protection they require against any and all costs, expenses and liabilities they may incur in taking or continuing to take any such discretionary action at the direction of the Required Lenders,”

(c) Section 8.03 of the Existing Credit Agreement is hereby amended by (x) deleting the word “and” at the end of clause (b) thereof and (y) adding the following clauses (d), (e) and (f) after clause (c) thereof:

“, (d) in no event shall the Agents be required to expend or risk any of their own funds or otherwise incur any liability, financial or otherwise, in the performance of their duties under the Loan Documents or in the exercise of any of their rights or powers under this Agreement,”

“(e) the Agents shall be entitled to take any action or refuse to take any action which the Agents regard as necessary for the Agents to comply with any applicable law, regulation or court order, and”

“(f) the Administrative Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Administrative Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility)”

SECTION 2.14. Section 8.09 Bankruptcy Proceedings. New Section 8.09 hereby is added to the Existing Credit Agreement to read in its entirety as follows:

“Section 8.09. Bankruptcy Proceedings. In case of any bankruptcy or other insolvency proceeding involving the Borrower as described under clause (j) of Article VII (a “Bankruptcy Proceeding”), the Agents shall be entitled, but not obligated, to intervene in such Bankruptcy Proceeding to (i) file and prove a claim for the whole amount of principal, interest and unpaid fees in respect of the Loans, issued letters of credit and all other obligations that are owing and unpaid under the terms of this Agreement and other Loan Documents and to file such documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for reasonable compensation, expenses, disbursements and advances of any of the foregoing entities and their respective agents, counsel and other advisors) allowed in such Bankruptcy Proceedings, and (ii) to collect and receive any monies or other property payable or deliverable on account of any such claims and to distribute the same to the Lenders under the terms of this Agreement. Further, any custodian, receiver, assignee, trustee, liquidator or similar official in any such Bankruptcy Proceeding is (x) authorized to make payments or distributions in a bankruptcy proceeding directly to the Administrative Agent on behalf of all of the Lenders to whom any amounts are owed under this Agreement and the other Loan Documents, unless the Administrative Agent expressly consents in writing to the making of such payments or distributions directly to such Lenders and (y) required to pay to the Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their agents and counsel, and any other amounts due the Agents under this Agreement and the other Loan Documents.”

SECTION 2.15. Amendments to Section 9.01. Section 9.01 of the Existing Credit Agreement is hereby amended as follows:

(a) Section 9.01(a)(ii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) if to the Administrative Agent or Swingline Lender, to it at:

HSBC BANK USA, N.A.

Corporate Trust and Loan Agency

452 Fifth Avenue—8E6

New York, NY 10018

Attn: Nimish Pandey.”

(b) Section 9.01(a)(iii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) if to the Issuing Bank, to it at the address provided in writing by the Issuing Bank to the Administrative Agent and the Borrower”.

SECTION 2.16. Section 9.16. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. New Section 9.16 hereby is added to the Existing Credit Agreement to read in its entirety as follows:

“SECTION 9.16. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

SECTION 2.17. Amendments to Schedule 1.01(b). Schedule 1.01(b) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with Attachment I hereto.

ARTICLE III

AMENDMENT TO EXISTING GUARANTEE AND SECURITY AGREEMENT

Subject to the occurrence of the Amendment Effective Date (as hereinafter defined), the Existing Guarantee and Security Agreement is amended in accordance with this Article III.

SECTION 3.1. All references to “SunTrust” in the Existing Guarantee and Security Agreement are hereby deleted and replaced with “HSBC”.

SECTION 3.2. All references to “SunTrust Bank” in the Existing Guarantee and Security Agreement are hereby deleted and replaced with “HSBC BANK USA, N.A.”.

SECTION 3.3. The definition of “Capital Commitment Collateral” in Section 1.02 of the Existing Guarantee and Security Agreement is hereby amended and restated in its entirety to read as follows:

““Capital Commitment Collateral” means collectively:

(a) all of the Borrower’s rights to make Capital Calls to each Investor and all other rights, titles, interests, powers and privileges related to, appurtenant to or arising out of the Borrower’s right to require or demand that such Investor make Capital Contributions to the Borrower;

(b) all of the Borrower’s rights, titles, interests and privileges in and to the Capital Commitments and the Capital Contributions made by the Investors; and

(c) all of the Borrower’s rights, titles, interests, remedies, and privileges under each Subscription Agreement (i) to issue and enforce Capital Calls, (ii) to receive and enforce Capital Contributions and (iii) relating to Capital Calls, Capital Commitments or Capital Contributions; and

(d) all of the Proceeds of any of the foregoing, including without limitation, any and all Deposit Accounts and Securities Accounts pursuant to which any Capital Commitment Collateral is held or deposited therein and/or credited thereto (provided that such accounts only hold amounts received in respect of such Capital Commitment Collateral).”.

SECTION 3.4. Section 4 of the Existing Guarantee and Security Agreement is hereby amended as follows:

(a) Section 4(d) of the Existing Guarantee and Security Agreement is hereby amended by adding “and” at the end of such clause thereof.

(b) Section 4(e) of the Existing Guarantee and Security Agreement is hereby amended and restated in its entirety to read as follows:

“(e) all Proceeds of any of the foregoing Collateral.”

(c) Sections 4(f) through 4(h) of the Existing Guarantee and Security Agreement are hereby amended by deleting such clauses in their entirety.

(d) The proviso at the end of Section 4 of the Existing Guarantee and Security Agreement is hereby amended and restated in its entirety to read as follows:

“PROVIDED, HOWEVER, that (A) in no event shall the security interest granted under this Section 4 attach to (i) any contract, property rights, Equity Interests, obligation, instrument or agreement to which an Obligor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (x) the abandonment, invalidation or unenforceability of any right, title or interest of such Obligor therein or (y) in a breach or termination pursuant to the terms of, or a default under, any such contract, property rights, Equity Interests, obligation, instrument or agreement (other than to the extent that any such term would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction), (ii) any Equity Interests in directly-held Foreign Subsidiaries in excess of 65% of any class of Equity Interests of each such Foreign Subsidiary, (iii) any assets that are directly-held or indirectly-held by a Foreign Subsidiary, (iv) any property that, were it “Collateral” hereunder, would be subject to release pursuant to Section 10.03(g), (v) any Equity Interest in any Financing Subsidiary at any time under any credit agreement, indenture or other agreement governing debt to which such entity is a party prohibits such security interest or such security interest results in a default thereunder, or (vi) any Capital Commitment Collateral, and (B) the Obligors, may by notice to the Collateral Agent, exclude from the grant of a security interest provided above in this Section 4, any Special Equity Interests designated by the Borrower in reasonable detail to the Collateral Agent in such notice (it being understood that the Borrower may at any later time rescind any such designation by similar notice to the Collateral Agent).”

SECTION 3.5. Section 9.01 of the Existing Guarantee and Security Agreement is hereby amended as follows:

(a) Section 9.01(c) of the Existing Guarantee and Security Agreement is hereby amended by deleting “and” at the end of such clause thereof.

(b) Section 9.01(d) of the Existing Guarantee and Security Agreement is hereby amended by deleting “.” at the end of such clause and replacing it with “;”.

(c) Section 9.01 of the Existing Guarantee and Security Agreement is hereby amended by adding the following clauses (e), (f), (g) and (h) at the end thereof:

“(e) notwithstanding any other provision hereof to the contrary, shall not commence an enforcement action pursuant to Section 8.03 hereof except at the direction of the Required Secured Parties; provided that if the Collateral Agent is prohibited by any court order or applicable law from commencing any enforcement action hereunder, the Collateral Agent shall not be obligated to commence such enforcement action until such authority is obtained. All decisions with respect to the type of enforcement action which is to be commenced shall be made by, and all actions with respect to prosecution and settlement of such enforcement action shall require the direction of the Required Secured Parties, and the Collateral Agent shall not be required to take any enforcement action in the absence of any such direction. The Collateral Agent will use its commercially reasonable efforts to pursue diligently the prosecution of any enforcement action, which the Collateral Agent is so authorized or directed to initiate pursuant to this Agreement. The Collateral Agent shall make available to the Secured Parties copies of all notices it receives in connection with the Collateral or any enforcement action promptly upon receipt;”

“(f) may, but shall not be obligated, to take such action as it deems necessary to perfect or continue the perfection of the Liens on the Collateral held for the benefit of the Secured Parties;”

“(g) may at any time request instructions from the Required Secured Parties as to a course of action to be taken by it hereunder and under any of the Security Documents or in connection herewith and therewith or any other matters relating hereto and thereto; and”

“(h) shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).”

SECTION 3.6. Section 9.10. Acknowledgment of Duties. New Section 9.10 hereby is added to the Existing Guarantee and Security Agreement to read in its entirety as follows:

“SECTION 9.10. Acknowledgment of Duties. The powers conferred on the Collateral Agent under this Agreement and related Security Documents are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody and preservation of the Collateral in its possession and the accounting for monies actually received by it, the Collateral Agent shall have no other duty as to the Collateral, whether or not the Collateral Agent or any of the other Lenders or Secured Parties has or is deemed to have knowledge of any matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to the Collateral. The Collateral Agent hereby agrees to exercise reasonable care in respect of the custody and preservation of the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.”

SECTION 3.7. Section 10.01. Notices. The “Address for Notices” for the Successor Collateral Agent shall be as follows:

“HSBC Bank USA, N.A.

Corporate Trust and Loan Agency

452 Fifth Avenue—8E6

New York, NY 10018

Attn: Lillian Cortes”.

SECTION 3.8. Section 10.10. Termination. New Section 10.10 hereby is added to the Existing Guarantee and Security Agreement to read in its entirety as follows:

“SECTION 10.10. Termination. Upon the cash payment in full of all of the Secured Obligations and termination of each of the Security Documents or as may be otherwise directed by the Required Secured Parties in accordance with the applicable provisions of this Agreement, all rights to the Collateral as shall not have been sold or otherwise applied, in each case, pursuant to the terms hereof shall revert to the Borrower, its successors or assigns, or otherwise as a court of competent jurisdiction may direct. Upon any such termination, the Collateral Agent will, at the Borrower’s expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.”

ARTICLE IV

ACKNOWLEDGMENT OF SUCCESSOR ADMINISTRATIVE AGENT, SWINGLINE LENDER AND COLLATERAL AGENT

SECTION 4.1. Resignation, Appointment and Acceptance of Appointment. Each of the parties to this Amendment hereby acknowledges and agrees that, prior to giving effect to any of the amendments set forth in Articles II or III of this Amendment, SunTrust (the “Retiring Agent”) has resigned in its capacity as Administrative Agent, Issuing Bank, Swingline Lender and Collateral Agent under the Existing Credit Agreement, the Existing Guarantee and Security Agreement and each of the other Loan Documents, and, as of the Amendment Effective Date, has assigned all of its interests under the Existing Credit Agreement, the Existing Guarantee and Security Agreement and the other Loan Documents, other than its interests as Issuing Bank, to HSBC, and the Parties hereto, including the Lenders hereto that comprise at least the Required Lenders, hereby appoint HSBC as successor (the “Successor Agent”). The Successor Agent hereby acknowledges and agrees to such appointment. The Retiring Agent, the Required Lenders and the Successor Agent each agree that as of the Amendment Effective Date such resignation and appointment and the acceptance thereof are effective under the Loan Documents and binding on each of the parties hereto. Each of the parties hereto agrees to execute all such further documents and take such further action, at the expense of the Borrower, as may be necessary to evidence the resignation and appointment described herein.

SECTION 4.2. Rights, Duties and Obligations.

(a) As of the Amendment Effective Date, (i) the Successor Agent shall succeed to and become vested with all the applicable rights, powers, discretion, privileges and shall assume all the applicable duties and obligations of the Retiring Agent as described in the Existing Credit Agreement, the Existing Guarantee and Security Agreement and the other Loan Documents, and shall be bound by the terms thereof in its respective capacities as Administrative Agent, Collateral Agent and Swingline Lender, in each case as if the Successor Agent had been a party to each of the Existing Credit Agreement and the Existing Guarantee and Security Agreement and the other Loan Documents in such respective capacities on and from the date of those agreements, and (ii) subject to Sections 4.2(b) and (c) below, the Retiring Agent is hereby discharged from its duties and obligations under the Loan Documents in its capacities as Administrative Agent, Swingline Lender, Issuing Bank and Collateral Agent; provided that the provisions of (x) Article VIII and Section 9.03 of the Existing Credit Agreement and (y) Sections 9 and 10.04 of the Existing Guarantee and Security Agreement shall, in each case, continue in effect for the benefit of the Retiring Agent in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent or Collateral Agent, as applicable. For the avoidance of doubt, the parties hereto acknowledge that upon the resignation of the Existing Issuing Bank on the Amendment Effective Date, no Issuing Bank will be appointed under the Loan Documents until any such successor Issuing Bank is designated and appointed in accordance with the Credit Agreement.

(b) The Borrower and the Required Lenders expressly agree and acknowledge that (i) the Successor Agent shall bear no responsibility for any actions taken or omitted to be taken by the Retiring Agent prior to the Amendment Effective Date in any of its capacities as

Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender under the Loan Documents and (ii) the Successor Agent is not assuming any liability (A) under or related to the Loan Documents prior to the Amendment Effective Date, (B) for any and all claims under or related to the Loan Documents that may have arisen or accrued prior to the Amendment Effective Date, and (C) has not made an independent investigation as to the completeness or accuracy of the attachments and Schedules attached hereto and the information contained herein or therein, and may conclusively rely thereon for all purposes under the Existing Credit Agreement and the Existing Guarantee and Security Agreement and other Loan Documents.

(c) The Retiring Agent expressly agrees and acknowledges that (i) it shall continue to bear responsibility for any actions taken or omitted to be taken by the it while it served as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender under the Loan Documents; provided that the provisions of (x) Article VIII and Section 9.03 of the Existing Credit Agreement and (y) Sections 9 and 10.04 of the Existing Guarantee and Security Agreement shall, in each case, continue in effect for the benefit of the Retiring Agent in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent or Collateral Agent, as applicable, and (ii) the Successor Agent is not assuming any liability of the Retiring Agent (A) under or related to the Loan Documents prior to the Amendment Effective Date and (B) for any and all claims under or related to the Loan Documents that may have arisen or accrued prior to the Amendment Effective Date. Each of the Obligors confirms as of the date hereof that it has no actual knowledge of any claim against the Retiring Agent under the Loan Documents.

(d) The Retiring Agent hereby transfers and assigns to the Successor Agent, effective on and after the Amendment Effective Date, each of the Liens and security interests granted to the Retiring Agent under the Loan Documents and the Successor Agent hereby assumes all such Liens, for its benefit and for the ratable benefit of all other Secured Parties (as defined in the Guarantee and Security Agreement) under the Loan Documents. Each of the Borrower and the Retiring Agent authorizes the Successor Agent to file any Uniform Commercial Code (as in effect from time to time in the State of New York, the “UCC”) assignments or amendments with respect to the UCC financing statements, mortgages, and other filings in respect of the Collateral as the Successor Agent deems reasonably necessary or desirable to maintain or perfect the Collateral.

(e) The Retiring Agent covenants and agrees that it will use commercially reasonable efforts to take all actions reasonably requested by the Successor Agent or its representatives at the cost of the Borrower to facilitate the transfer of information in its possession with respect to the Loan Documents needed by the Successor Agent in connection with the Loan Documents.

ARTICLE V

CONDITIONS TO EFFECTIVENESS

SECTION 5.1. Effective Date. This Amendment shall become effective on the date (the “Amendment Effective Date”) when:

(a) the Successor Administrative Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of the Borrower, each Lender and the Retiring Agent;

(b) the Successor Agent and the Borrower shall have executed and delivered a fee letter in relation to the annual agency fee and other related fees paid to Successor Agent in its capacity as the Administrative Agent, Collateral Agent and Swingline Lender;

(c) HSBC Bank USA, N.A., in its capacities as Successor Swingline Lender and a Lender, shall have received a Federal Reserve Form U-1 (Statement of Purpose for an Extension of Credit Secured by Margin Stock-FR U-1) dated as of the date hereof duly executed and delivered on behalf of the Borrower;

(d) the Retiring Agent shall have delivered the items set forth in Schedule I to the Successor Agent; and

(e) the actions described in Schedule II shall have been performed.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.1. Retiring Agent Representations and Warranties. In order to induce HSBC to enter into this Amendment, each of the Existing Administrative Agent, the Existing Collateral Agent, the Existing Issuing Bank and the Existing Swingline Lender, hereby makes the following representations and warrants, as applicable, to HSBC as of the date hereof and as of the Amendment Effective Date:

(a) As of the date hereof, other than the fees of counsel to the Administrative Agent in connection with the preparation and negotiation of this Amendment, no fees are due and payable to it.

(b) Each of the Existing Administrative Agent, the Existing Collateral Agent, the Existing Issuing Bank and the Existing Swingline Lender has the requisite authority to execute this Amendment and perform its obligations hereunder and that such execution is not prohibited by law.

(c) The Lenders and the outstanding principal amount of the Loans owing to each such Lender as of the date hereof is set forth on Schedule III attached hereto.

SECTION 6.2. Lender Representation and Warranties. Each Lender hereby agrees as of the date hereof and as of the Amendment Effective Date that such Lender owns the principal amount of Loans set forth next to such Lender’s name in Schedule III attached hereto

SECTION 6.3. Successor Agent Representations and Warranties. Each of the Successor Administrative Agent, the Successor Collateral Agent and the Successor Swingline Lender hereby represents and warrants to the other parties hereto, as of the date hereof, and as of the Amendment Effective Date, that it has the requisite authority to execute this Agreement and perform its obligations hereunder and that such execution is not prohibited by law.

SECTION 6.4. Borrower Representations and Warranties. To induce the Lenders and the Successor Agent to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders and the Successor Agent on the Amendment Effective Date that (A) the representations and warranties contained in Article III of the Existing Credit Agreement and the other Loan Documents are true and correct in all material respects (or, in the case of any portion of any representations and warranties already subject to a materiality qualifier, true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (B) no Default or Event of Default has occurred and is continuing.

ARTICLE VII

RELEASE OF THE CAPITAL COMMITMENT COLLATERAL

SECTION 7.1. Release of the Capital Commitment Collateral. Each of the Collateral Agent and the parties hereto acknowledges and agrees that the Capital Commitment Collateral (as defined in the Guarantee and Security Agreement) has been released in accordance with Section 10.03(h) of the Guarantee and Security Agreement. Without limiting the effect of the foregoing, the Successor Collateral Agent hereby agrees to release all of its Liens in the Capital Commitment Collateral and hereby authorizes the Borrower or its agent or designee to file any financing statement amendment to evidence such release.

ARTICLE VIII

REAFFIRMATION OF LIEN GRANT

SECTION 8.1. Reaffirmation. After giving effect to the amendments set forth in Article III, the Borrower hereby absolutely and unconditionally reaffirms to the Successor Administrative Agent and the Successor Collateral Agent, for the benefit of the Secured Parties, its grant of a Lien in the Collateral pursuant to, and in accordance with, Section 4 of the Guarantee and Security Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 9.2. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 9.3. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Articles VIII and IX thereof.

SECTION 9.4. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 9.5. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy electronically (e.g. pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9.6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 9.7. Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

SECTION 9.8. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY

WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS. THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.9. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement, the Existing Guarantee and Security Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendment set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other terms or provisions of the Existing Credit Agreement, the Existing Guarantee and Security Agreement or any other Loan Document or of any transaction or further or future action on the part of the Borrower which would require the consent of the Lenders under the Existing Credit Agreement, the Existing Guarantee and Security Agreement or any of the Loan Documents. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement, each reference in the Existing Guarantee and Security Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Guarantee and Security Agreement and each reference in the other Loan Documents to “the Credit Agreement”, “Guarantee and Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement or the Existing Guarantee and Security Agreement, as applicable, shall mean and be a reference to the Existing Credit Agreement or the Existing Guarantee and Security Agreement, as applicable, as modified hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

BORROWER:	CARLYLE GMS FINANCE, INC.

By:
Name: ORIT MIZRACHI
Title: Chief Operating Officer

[Signature Page to Omnibus Amendment No. 2]

RETIRING AGENT:	SUNTRUST BANK,
as Existing Administrative Agent, Existing Collateral Agent, Existing Issuing Bank and Existing Swingline Lender

By:
	Name:	Doug Kennedy
	Title:	Director

[Signature Page to Omnibus Amendment No. 2]

HSBC BANK USA, N.A. (as successor entity to SunTrust Bank),
as Administrative Agent and Collateral Agent

By:
Name:	Joseph A. Lloret
Title:	Vice President

Address for Notices

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attention:	Lillian Cortes
Telephone:	(212) 525-7293
Email:	ctlany.loanagency@us.hsbc.com

[Signature Page to Omnibus Amendment No. 2]

LENDERS:	HSBC BANK USA, N.A. (as successor entity to SunTrust Bank),
as Swingline Lender

By:
Name: Myles Bae 21473
Title: SVP

Address for Notices

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attention:	Myles Bae
Shubhendu Kudaisya
Edwin Soogrim
Telephone:	(212) 525-3016
(212) 525-4675
(212) 525-6046
Email:	myles.m.bae@us.hsbc.com
shubhendu.kudaisya@us.hsbc.com
edwin.r.soogrim@us.hsbc.com

[Signature Page to Omnibus Amendment No. 2]

HSBC BANK USA, N.A.,
as a Lender

By:
Name: Myles Bae 21473
Title: SVP

[Signature Page to Omnibus Amendment No. 2]

MORGAN STANLEY BANK, N.A.,
as a Lender

By:
Name: Michael King
Title: Authorized Signatory

[Signature Page to Omnibus Amendment No. 2]

JPMorgan Chase Bank, N.A., as a Lender

By:

Name:	Michael Kusner
Title:	Vice President
J.P.Morgan

[Signature Page to Omnibus Amendment No. 2]

BARCLAYS BANK PLC,
as a Lender

By:
Name: Ronnie Glenn
Title: Vice President

[Signature Page to Omnibus Amendment No. 2]

ATTACHMENT I

SCHEDULE 1.01(B)

COMMITMENTS

Lenders	Dollar Commitment	Applicable Dollar Percentage	Multicurrency Commitment	Applicable Multicurrency Percentage	Aggregate Commitment	Aggregate Commitment Percentage
HSBC Bank USA, N.A.	$0.00	0.000000000%	$50,000,000.00	33.333333333%	$50,000,000.00	33.333333333%
JPMorgan Chase Bank, N.A.	$0.00	0.000000000%	$50,000,000.00	33.333333333%	$50,000,000.00	33.333333333%
Barclays Bank PLC	$0.00	0.000000000%	$35,000,000.00	23.333333333%	$35,000,000.00	23.333333333%
Morgan Stanley Bank, N.A.	$0.00	0.000000000%	$15,000,000.00	10.000000000%	$15,000,000.00	10.000000000%
Total	$0.00	0.000000000%	$150,000,000.00	100.000000000%	$150,000,000.00	100.000000000%

Attachment I

SCHEDULE I

RETIRING AGENT DELIVERABLES

1.	Copies of the following Loan Documents which include all amendments and supplements thereto:

a.	Credit Agreement;

b.	Guarantee and Security Agreement;

c.	the account control agreement, dated as of March 21, 2014, between the Borrower, the Retiring Administrative Agent and State Street Bank and Trust Company;

d.	the secretary’s certificate of the Borrower, dated as of March 21, 2014;

e.	the officer’s certificate of the Borrower, dated as of March 21, 2014;

f.	the Prohibited Assignees and Participants Side Letter; and

g.	the Borrowing Base Certificate delivered by the Borrower for the monthly accounting period ending March 31, 2016.

2.	The Register maintained by the Administrative Agent as of May 25, 2016 (which shall include evidence of the principal, interest and other sums due under the Loan Documents).

3.	All of the documents related to the Transactions that the Retiring Administrative Agent has posted for the Lenders on Syntrak through the date hereof.

4.	A current incumbency certificate for the Borrower which shall be included in the secretary’s certificate referenced in section 1(d) above.

Schedule I

SCHEDULE II

SUCCESSOR COLLATERAL AGENT ACTIONS

1.	The following UCC financing statements currently on file shall be amended to list the Successor Agent as the Secured Party:

a.	UCC Financing Statement naming Carlyle GMS Finance, Inc as debtor and SunTrust Bank as secured party, filed on March 25, 2014 with the Maryland State Department of Assessments and Taxation, file number: 0000000181495423.

2.	Assignment of Control Agreement from Retiring Agent to Successor Agent.

Schedule II

SCHEDULE III

OUTSTANDING PRINCIPAL

Lender	Total Outstanding Principal
HSBC Bank USA, N.A.	$39,333,333.33
JPMorgan Chase Bank, N.A.	$39,333,333.33
Barclays Bank PLC	$27,533,333.33
Morgan Stanley Bank, N.A.	$11,800,000.00
Total	$118,000,000.00

Schedule III